Exhibit 99.1


                                    Company Contact:
                                    Kevin Scull
                                    Wayside Technology Group, Inc.
                                    Vice President and Chief Accounting Officer
                                    (732)-389-0932
                                    kevin.scull@waysidetechnology.com



      WAYSIDE TECHNOLOGY GROUP, INC. REPORTS FIFTEENTH CONSECUTIVE QUARTER
                         OF DOUBLE DIGIT REVENUE GROWTH;
                  SALES INCREASE 33%, NET INCOME INCREASES 68%,
                           DECLARES QUARTERLY DIVIDEND


SHREWSBURY, NJ, April 26, 2007 - Wayside Technology Group, Inc. (NASDAQ: WSTG)

         First Quarter 2007 results

         -    Sales: $46.9 million, up 33% year-over-year
         -    Gross profit: $4.5 million, up 16% year-over-year
         -    Income from operations: $1.4 million, up 61% year-over-year
         -    Net income: $1.0 million, up 68% year-over-year


The results will be discussed in a conference call to be held on Friday, April 27, 2007 at 10:00 AM Eastern time. The dial-in telephone number is (866) 835-8903 and the pass code is "WSTG".

This conference call will be available via live webcast - in listen-mode only - at www.earnings.com. A replay will be available on our website at www.waysidetechnology.com.

"The first quarter of 2007 showed continued excellent growth" said Simon F. Nynens, chairman and chief executive officer. "Once again, the performance was outstanding. The first quarter of 2007 is the fifteenth consecutive quarter of double digit revenue growth. Net income grew at more than twice the rate of the sales growth. We continued to take market share with our customer service centric approach."

Net sales for the first quarter of 2007 increased 33% or $11.6 million to $46.9 million compared to $35.4 million for the same period in 2006. Total sales for the first quarter of 2007 for our Programmer's Paradise segment were $10.8 million compared to $12.3 million in the first quarter of 2006, representing a 12% decrease. Total sales for the first quarter of 2007 for our Lifeboat segment were $36.1 million compared to $23.1 million in the first quarter of 2006, representing a 56% increase.

Gross Profit for the quarter ending March 31, 2007 was $4.5 million compared to $3.8 million in the first quarter of 2006, a 15.9% increase. Total gross profit for our Programmer's Paradise segment was $1.5 million compared to $1.8 million in the first quarter of 2006, representing a 16% decrease. Total gross profit for our Lifeboat segment was $2.9 million compared to $2.0 million in the first quarter of 2006, representing a 45% increase.

Gross profit margin, as a percentage of net sales, for the quarter ending March 31, 2007 was 9.5% compared to 10.9% in the first quarter of 2006. Gross profit margin for our Programmer's Paradise segment was 14.2% compared to 15.0% in the first quarter of 2006. Gross profit margin for our Lifeboat segment was 8.1% compared to 8.7% in the first quarter of 2006.

The increase in gross margin dollars and the decline in gross margin as a percentage of net sales are mainly the result of the strong growth of our Lifeboat Division. Distribution margins are typically lower than reseller margins. Lifeboat represented 77% of our sales in the first quarter of 2007, compared to 65% of our sales in the first quarter of 2006.

Total selling, general, and administrative ("SG&A") expenses for the first quarter of 2007 were $3.0 million, equal compared to $3.0 million in the first quarter of 2006, despite $0.2 million of compensation expenses in the first quarter of 2007 related to the implementation of FAS 123(R) for stock based compensation. As a percentage of net sales, SG&A expenses for the first quarter of 2007 were 6.5% compared to 8.4% in the first quarter of 2006.

On April 25, 2007, the Board of Directors declared a quarterly dividend of $.14 per share of its common stock payable May 19, 2007 to shareholders of record on May 2, 2007.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) was founded in 1982 and is a unified and integrated technology company providing products and solutions for corporate resellers, VARs, and developers, as well as business, government and educational entities. The company generated sales of $182 million in 2006, and was ranked No. 8 on BusinessWeek's list of hot growth companies in June 2006. The company offers technology products from software publishers and manufacturers such as Microsoft, CA, IBM, VMware, Borland, Quest Software, Compuware, Infragistics, ComponentOne, Macrovision, and Adobe.

Additional information can be found by visiting www.waysidetechnology.com.

The statements in this release concerning the Company's future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

                                - Tables Follow -

                 WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)


                                                     March 31,      December 31,
                                                       2007             2006
                                                     ---------      ------------
                                                    (Unaudited)
                                     ASSETS
Current assets
  Cash and cash equivalents                         $   10,853       $   13,832
  Marketable securities                                  8,879            7,032
  Accounts receivable, net                              23,185           28,045
  Inventory - finished goods                             2,279            1,265
  Prepaid expenses and other current assets                713              607
  Deferred income taxes                                  1,358            1,632
                                                    ----------       ----------
Total current assets                                    47,267           52,413

Equipment and leasehold improvements, net                  617              488
Other assets                                             2,288            2,927
Deferred income taxes                                    1,339            1,453
                                                    ----------       ----------

Total assets                                        $   51,511       $   57,281
                                                    ==========       ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses             $   28,365       $   35,304
  Dividend payable                                           -              638
                                                    ----------       ----------
Total current liabilities                               28,365           35,942

Other liabilities                                           35               41
                                                    ----------       ----------
Total liabilities                                   $   28,400       $   35,983

Commitments and contingencies

Stockholders' equity
  Common stock, $.01 par value; authorized,
    10,000,000 shares; issued 5,284,500 shares      $       53       $       53
  Additional paid-in capital                            29,902           29,252
  Treasury stock, at cost, 622,823 shares and
    687,879 shares, respectively                       (1,751)          (1,905)
  Accumulated deficit                                  (5,312)          (6,302)
  Accumulated other comprehensive income                   219              200
                                                    ----------       ----------
Total stockholders' equity                              23,111           21,298
                                                    ----------       ----------
Total liabilities and stockholders' equity          $   51,511       $   57,281
                                                    ==========       ==========

                 WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)
                      (In thousands, except per share data)


                                                          Three months ended
                                                               March 31,
                                                          ------------------
                                                       2007             2006
                                                       ----             ----

Net sales                                          $    46,922       $    35,362

Cost of sales                                           42,467            31,518
                                                   -----------       -----------

Gross profit                                             4,455             3,844

Selling, general and administrative expenses             3,043             2,967
                                                   -----------       -----------

Income from operations                                   1,412               877

Interest income, net                                       240               113

Realized foreign exchange gain (loss)                       (1)               1
                                                   ------------      ----------

Income before income tax provision                       1,651               991

Provision for income taxes                                 661               400
                                                   -----------       -----------

Net income                                         $       990       $       591
                                                   ===========       ===========

Net income per common share - Basic                $      0.23       $      0.14
                                                   ===========       ===========

Net income per common share - Diluted              $      0.21       $      0.13
                                                   ===========       ===========


Weighted average common shares outstanding-              4,353             4,101
                                                   ===========       ===========
Basic
Weighted average common shares outstanding-              4,669             4,454
                                                   ===========       ===========
Diluted

Reconciliation to comprehensive income:
--------------------------------------

Net income                                         $       990       $       591
 Other comprehensive income, net of tax:
      Unrealized gain on marketable securities               -                 7
      Foreign currency translation adjustments              19                11
                                                    ----------       -----------
Total comprehensive income                         $     1,009       $       609
                                                   ===========       ===========